Exhibit 10.8


                 FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT


     THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "First Amendment") is made and entered into to be effective as of the 4th day of June, 1999, by and between P & H PROPERTIES, L.L.C., AN OKLAHOMA LIMITED LIABILITY COMPANY ("Purchaser"), and DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, A NEW YORK LIMITED PARTNERSHIP ("Seller").

                                   RECITALS:

     A. On May 18, 1999, Purchaser and Seller entered into a certain Purchase and Sale Contract regarding certain real property located in the City of Tulsa, Tulsa County, State of Oklahoma, more particularly described on Exhibit "A-1", a copy of which is attached hereto and incorporated herein by reference (the "Contract").

     B. The parties desire to amend the Contract all as set forth with more particularity herein below.

     NOW, THEREFORE, in consideration of the foregoing, the adequacy and receipt of which is hereby acknowledged as consideration, the parties do hereby agree as follows:

     1. All the capitalized terms used in this Second Amendment shall have the meaning ascribed to them in the Purchase Contract unless otherwise defined herein.

     2. The first two lines of Section 3.1 of the Purchase Contract are hereby deleted in their entirety and replaced with the following:

     3.1 The total purchase price (the "Purchase Price") for the Property shall be Two Million Two Hundred Fifty Thousand and No/100 Dollars ($2,250,000.00), which shall be paid by Purchaser as follows:

     3. Article 10, Brokerage, of the Contract is hereby amended by deleting Sections 10.1 and 10.2 in their entirety and replaced with the following:

     10.1 Seller has agreed, pursuant to a separate agreement, to pay Matt Davis or the Davis Group at Closing, a real estate commission with respect to this transaction. Additionally, Seller has agreed to pay Commercial Management Group, Inc. at Closing, real estate commission in the amount of $50,000. Davis Group and Commercial Management Group, Inc. are sometimes collectively referred to as the "Brokers". Each party represents and warrants to the other that it has incurred no other obligations for the payment of any commissions with respect to this transaction, finder's fees or other monies due to any other person or entity by virtue of this transaction. Each party shall indemnify and hold the other harmless from and against any and all loss, costs, liability or expense (including, without limitation, attorneys' fees and court costs) resulting from any claim for any fee, commission or similar payment made by any broker, agent, finder or salesman in connection with this transaction, claiming by, or through or under the indemnifying party.

10.2 The Brokers shall not be deemed to be a party or third party beneficiary of this Purchase Contract. Robert E. Phillips hereby discloses that he is a principle in Commercial Management Group and the Purchaser and that this disclosure is intended to comply with the requirements of the rules and regulations of the Oklahoma Real Estate Commission.

     4. Except as amended hereby, all the other terms, conditions and provisions of the Purchase Contract are hereby ratified, affirmed and adopted.
     IN WITNESS WHEREOF, this First Amendment has been executed as of (but not necessarily on) the date and year first above written.

                              P & H PROPERTIES, L.L.C.,
                              AN OKLAHOMA LIMITED LIABILITY COMPANY



                              By:  _____________________________________
                                   Robert E. Phillips
                                   Its Member/Manager

                              "PURCHASER"

                              DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, A NEW YORK LIMITED PARTNERSHIP

                              By:  DBL PROPERTIES CORPORATION,
                                   A NEW YORK CORPORATION,
                                   ITS GENERAL PARTNER



                              By:  _______________________________
                                   Name:_______________________
                                   Title: Its ______ President

                              "SELLER"

                              I:\PhillipsRobert\Perimeter Center-RET\second4.doc
                                 EXHIBIT "A-1"

                              (LEGAL DESCRIPTION)